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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the S-3 Registration Statement of our report dated February 5, 2001, except with respect to the matters discussed in Note 17, as to which the date is March 14, 2001, included in IVAX Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP



Miami, Florida,
  October 30, 2001.